Exhibit 10.1

GRANT AGREEMENT FOR
RESTRICTED STOCK UNITS TO OUTSIDE DIRECTORS UNDER THE
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN

This is a Grant Agreement between Mattel, Inc. (“Mattel”) and the Outside Director of Mattel (the “Holder”) named in the Notice of Grant of Restricted Stock Units (the “Notice”), which Notice is deemed a part of this Grant Agreement.
Recitals
Mattel has adopted the Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan”) for the granting to selected service providers of awards based upon shares of Common Stock of Mattel. This Grant Agreement is being executed pursuant to Section 14 of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.
Restricted Stock Units

1.
Grant. Effective as of the grant date specified in the Notice (the “Grant Date”), Mattel grants to the Holder the number of restricted stock units based on shares of Common Stock set forth in the Notice (the “Units”), subject to adjustment, forfeiture and the other terms and conditions set forth in the Notice and this Grant Agreement. Mattel and the Holder acknowledge that the Units are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company after the Grant Date, for which the Holder will otherwise not be fully compensated, and which Mattel deems to have a value at least equal to the aggregate par value of the shares, if any, that the Holder may become entitled to receive under this Grant Agreement.

2.
Dividend Equivalent Rights. The Units are granted with Dividend Equivalent rights, as set forth in this Section 2. Subject to any deferral election made by the Holder in accordance with Section 6 hereof, as of the payment date for any cash dividend or distribution with respect to the Common Stock with a record date on or after the Grant Date and before all of the Units are settled or forfeited as set forth below, the Holder shall receive a cash payment with respect to the outstanding Units held by the Holder that have not yet been settled or forfeited on such record date (the “Then-Outstanding Units”), in an amount equal to the cash dividend or distribution that would have been paid or distributed to the Holder had the Then-Outstanding Units been actual shares of Common Stock outstanding on the applicable record date; provided, that the Committee shall determine whether a payment shall be made with respect to a dividend or distribution made in connection with an event described in Section 17 of the Plan (whether or not an adjustment under Section 17 of the Plan is made to the Units in connection with that event), and the amount of any such payment; and the Committee shall determine whether a payment shall be made with respect to a dividend or distribution with respect to the Common Stock in the form of Common Stock or other property other than cash, and the amount of such payment. The Dividend Equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the Units and the rights arising in connection therewith for purposes of Section 409A of the Code (“Section 409A”).

3.	Vesting. The Units shall be fully vested on the date of grant.

4.	Consequences of the Holder’s Severance for Cause. In the case of the Holder’s Severance for Cause prior to the Settlement Date, all of the Units (whether vested or unvested, or deferred pursuant to a deferral election made by the Holder in accordance with Section 6 hereof) shall be forfeited as of the date of the Severance.

5.	Consequences of Vesting and Payout of Units.

(i)
Subject to any deferral election made by the Holder in accordance with Section 6 hereof, upon the applicable Settlement Date (as specified in Section 5(ii) hereof) of a vested Unit, Mattel shall settle each Unit by delivering to the Holder one share of Common Stock for each Unit that so vested. Mattel shall (A) issue or cause to be delivered to the Holder (or the Holder’s Heir, as defined below, if applicable) one or more stock certificates representing such shares, or (B) cause a book entry for such shares to be made in the name of the Holder (or the Holder’s Heir, if applicable). In the case of the Holder’s death, the Common Stock to be delivered in settlement of vested Units shall be delivered to the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Units are transferred by means of the Holder’s will or the laws of descent and distribution (such beneficiary, beneficiaries or other person(s), the “Holder’s Heir”).

(ii)
Mattel believes that the Units constitute “deferred compensation” within the meaning of Section 409A. To the extent that the Units are not exempt from the provisions of Section 409A, this Grant Agreement shall be interpreted in a manner consistent with complying with such provisions. If Mattel determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable so that the Units comply with Section 409A, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder. Consistent with the intent to comply with Section 409A to the extent applicable, the following shall apply:

A.	Subject to any deferral election made by the Holder in accordance with Section 6 hereof, the “Settlement Date” with respect to any vested Unit shall be the first to occur of:

1.	the third anniversary of the Grant Date;

2.
the date of the Holder’s Severance (other than a Severance for Cause); provided that if the Holder is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) (a “Specified Employee”) as of the date of the Holder’s Severance, the Settlement Date shall be the earlier of (a) the date that is six calendar months following the Holder’s Severance or (b) the date of the Holder’s death;

3.	the date of the Holder’s death;

4.	the date of the Holder’s Disability, if such Disability qualifies the Holder as “disabled” within the meaning of Section 409A(a)(2)(A)(ii) of the Code, and

5.	the date of a Change in Control that qualifies as an event described in Section 409A(a)(2)(A)(v) of the Code.
The determination of whether the Holder is a Specified Employee shall be made by Mattel pursuant to the methodology adopted by Mattel in accordance with Section

409A, which methodology may be amended or replaced at any time and from time to time by Mattel, as and to the extent permitted by Section 409A.

B.	Under no circumstances may this Grant Agreement be amended or terminated in a manner that violates Section 409A.

6.
Deferral Election. The Holder may elect to defer the Settlement Date (and, therefore, the receipt of any shares of Common Stock that otherwise would have been delivered to the Holder on the Settlement Date specified in Section 5(ii)(A) hereof in accordance with the terms and conditions of the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Director DCP”) and Section 409A. If the Holder makes a timely and valid election under the Director DCP, settlement of each deferred Unit and any dividend equivalent paid with respect to such Unit shall be made pursuant to the terms of the Director DCP.

7.	Compliance with Law.

(i)
No shares of Common Stock shall be issued and delivered pursuant to a vested Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with and are in full force. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(ii)
If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

8.
Assignability. The Units shall not be transferable by the Holder, other than upon the death of the Holder in accordance with such beneficiary designation procedures or other procedures as Mattel may prescribe from time to time.

9.
Certain Corporate Transactions. In the event of certain corporate transactions, the Units shall be subject to adjustment as provided in Section 17 of the Plan. In addition, in the event of a Change in Control, the Units shall be subject to the provisions of Section 18 of the Plan.

10.	No Additional Rights.

(i)
Neither the granting of the Units nor their vesting or settlement shall (a) affect or restrict in any way the power of Mattel to take any and all actions otherwise permitted under applicable law, (b) confer upon the Holder the right to continue performing services for the Company, or (c) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

(ii)	The Holder acknowledges that (a) this is a one-time grant, (b) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, and (c) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.

(iii)
Without limiting the generality of subsections (i) and (ii) immediately above, if there is a Severance of the Holder, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Units or under the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful termination of services or other breach of contract or by way of compensation for loss of office or otherwise.

11.
Rights as a Stockholder. Neither the Holder nor the Holder’s Heir shall have any rights as a stockholder with respect to any shares represented by the Units unless and until shares of Common Stock have been issued in settlement thereof.

12.	Data Privacy Consent.

(i)
The Company hereby notifies the Holder of the following in relation to the Holder's personal data and the collection, processing and transfer of such data in relation to the grant of the Units and the Holder's participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of the Holder's personal data is necessary for Mattel’s administration of the Plan and the Holder's participation in the Plan, and the Holder's denial and/or objection to the collection, processing and transfer of personal data may affect the Holder's ability to participate in the Plan. As such, the Holder voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

(ii)
The Company holds certain personal information about the Holder, including (but not limited to) the Holder's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Holder's favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Holder or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Holder's participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Holder's country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Holder's participation in the Plan.

(iii)
The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Holder's participation in the Plan, and the Company may further transfer Data to any third parties assisting Mattel in the implementation, administration and management of the Plan. These recipients may be located in the

European Economic Area, the United States or elsewhere throughout the world. The Holder hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Holder's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Holder's behalf to a broker or other third party with whom the Holder may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

(iv)
The Holder may, at any time, exercise the Holder's rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Holder's participation in the Plan. The Holder may seek to exercise these rights by contacting the Company.

13.
Compliance with Plan. The Units and this Grant Agreement are subject to, and Mattel and the Holder agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time, and the rules, regulations and interpretations relating to the Plan as may be adopted by the Committee, all of which are incorporated herein by reference. No amendment to the Plan or the Grant Agreement shall adversely affect the Units or this Grant Agreement without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern and this Grant Agreement shall be deemed to be modified accordingly.

14.
Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. The Holder may only exercise his or her rights in respect of the Plan, the Grant Agreement and these Units to the extent that it would be lawful to do so, and Mattel would not, in connection with this Grant Agreement, be in breach of the laws of any jurisdiction to which the Holder may be subject. The Holder shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and a participation by a Holder in the Plan shall be on the basis of a warranty by the Holder that the Holder may lawfully so participate without Mattel being in breach of the laws of any such jurisdiction.

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